EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-58286, 333-106798, 333-110712, 333-108954, 333-123957, 333-132301 and 333-141400) and the Registration Statements on Form S-8 (Nos. 333-43452, 333-62497, and 333-89284) of ParkerVision, Inc. of our report dated March 17, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Jacksonville, Florida
March 17, 2008